UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street, Dothan, Alabama 36301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (334) 677-2108

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 21, 2008, Movie Gallery, Inc. (“Movie Gallery” or the “Company”) delivered a notice (the “Notice”) pursuant to Section 5.1(g) of the $150 million secured super-priority debtor in possession credit and guaranty agreement among Movie Gallery, certain of Movie Gallery’s subsidiaries, as Guarantors, Goldman Sachs Credit Partners L.P., as Lead Arranger and Syndication Agent, The Bank of New York, as Administrative Agent and Collateral Agent and the lenders (the “DIP Credit Agreement”) relating to, among other things, Movie Gallery’s inability to comply with the requirement under Section 5.1(c) of the DIP Credit Agreement to deliver audited financials on April 21, 2008. As a result of the events described in the Notice, Movie Gallery has 30 days from April 21, 2008 to deliver audited financials before an Event of Default occurs under the DIP Credit Agreement. Movie Gallery continues to work with its auditors to complete the audit for fiscal year 2007. A copy of the Notice provided by Movie Gallery is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference into this Current Report, as well as other statements made by Movie Gallery may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to successfully implement all post-emergence aspects of its confirmed plan of reorganization (the “Plan”); (ii) the ability of the Company to continue as a going concern; (iii) the ability of the Company to operate subject to the terms of its financing facilities; (iv) the Company’s ability to obtain court approval with respect to motions in the proceedings under chapter 11 of the United States Bankruptcy Code (collectively, the “Chapter 11 Cases”) prosecuted by it from time to time; (v) risks associated with a termination of the Plan and financing availability; (vi) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts and leases that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations; (ix) the ability of the Company to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (x) the ability of the Company to attract, motivate and/or retain key executives and associates; (xi) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xii) increased competition in the video and game rental and sale industry. Other risk factors are listed from time to time in the Company’s SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2006. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

The Plan provides that all of Movie Gallery’s common stock and other equity interests will be cancelled for no consideration.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Notice dated as of April 21, 2008 from Movie Gallery, Inc. to The Bank of New York under the DIP Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: April 25, 2008	BY:	/s/ Thomas D. Johnson, Jr.
Thomas D. Johnson, Jr.
Executive Vice President, Chief Financial Officer

5